Exhibit 21

SUBSIDIARIES OF CENTURY CASINOS, INC.

Name	State or Country of Incorporation	Names Under Which Subsidiary Does Business (if other than Registered Name)
Century Resorts Management GmbH (1)	Austria
Casinos Poland Sp. z o.o (2)	Poland	Casinos Poland
Century Casinos Poland Sp. z o.o	Poland
VICCO Sp. z o.o	Poland
Goldust Investments Sp. z o.o	Poland
Roskin Investments Sp. z o.o	Poland
Tullos Investments Sp. z o.o	Poland
CC Tollgate Inc.	Colorado
Century Casinos Tollgate, LLC	Colorado	Century Casino & Hotel – Central City
WMCK-Venture Corp.	Colorado
WMCK-Acquisition Corp.	Colorado	Century Casino & Hotel – Cripple Creek
Century Casinos Cripple Creek, Inc.	Colorado	Century Casino & Hotel – Cripple Creek
Century Resorts Alberta, Inc.	Canada	Century Casino & Hotel – Edmonton and Century Casino Calgary
United Horsemen of Alberta Inc. (3)	Canada	Century Downs Racetrack and Casino
Century Bets! Inc. (4)	Canada	Century Bets
Century Casino St. Albert, Inc.	Canada	Century Casino St. Albert
Century Mile Inc.	Canada	Century Mile Racetrack and Casino
Century Resorts International Ltd.	Mauritius
Century Casino Bath, Ltd. (5)	United Kingdom	Century Casino Bath
Golden Hospitality Limited (6)	Hong Kong

(1)	Formerly Century Casinos Europe GmbH.
(2)	The Registrant owns 66.6% of the outstanding shares of Casinos Poland Sp. z o.o and consolidates its 66.6% ownership as a majority-owned subsidiary for which it has a controlling financial interest.
(3)

The Registrant owns 75% of the outstanding shares of United Horsemen of Alberta Inc. and consolidates its 75% ownership as a majority-owned subsidiary for which it has a controlling financial interest.

(4)	The Registrant owns 75% of the outstanding shares of Century Bets! Inc. and consolidates its 75% ownership as a majority-owned subsidiary for which it has a controlling financial interest.
(5)	Formerly Saw Close Casino, Ltd.
(6)	The Registrant owns 51% of the outstanding shares of Golden Hospitality Limited and consolidates its 51% ownership as a majority-owned subsidiary for which it has a controlling financial interest.